UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 15, 2018

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

310-788-5200

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Underwriting Agreement

On March 12, 2018, Houlihan Lokey, Inc. (“we,” “us,” “our,” or the “Company”) and certain of our former and current employees and members of management (collectively, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as underwriter (the “Underwriter”), relating to the sale of 4,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of the Company at a public offering price of $47.25 per share in a registered public offering (the “Offering”). The Offering closed on March 15, 2018. The Company sold 2,000,000 shares of Class A Common Stock and the Selling Stockholders sold 2,000,000 shares of Class A Common Stock in the Offering. The Offering generated net proceeds for the Company of $93.5 million and net proceeds for the Selling Stockholders of $93.5 million, in each case, before expenses. The Company did not receive any net proceeds from the sale of the Class A Common Stock by the Selling Stockholders.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock for 60 days after March 12, 2018 without first obtaining the written consent of the Underwriter. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2017 (File No. 333-221057), a base prospectus, dated October 20, 2017, included as part of the registration statement, and a prospectus supplement, dated March 12, 2018, filed with the SEC pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Latham & Watkins LLP, regarding certain Delaware law issues concerning the shares of Class A Common Stock sold in the offering.

Forward Share Purchase Agreement

In connection with, and prior to, the Offering, on January 26, 2018, the Company entered into a Forward Share Purchase Agreement (the “Purchase Agreement”), with an indirect wholly owned subsidiary of ORIX USA Corporation (“ORIX USA”) pursuant to which the Company agreed to repurchase from ORIX USA on April 5, 2018 the number of shares of our Class B common stock, par value $0.001 per share, equal to the number of shares of Class A Common Stock sold by us in the Offering for a purchase price per share equal to the public offering price in the Offering, less underwriting discounts and commissions. In the event a dividend is paid on our common stock during the period between the closing of the Offering and the settlement of the Purchase Agreement on April 5, 2018, the purchase price per share under the Purchase Agreement will be reduced by the per share amount of any such dividend paid to ORIX USA on the shares of our Class B common stock subject to the Purchase Agreement. We will use the net proceeds received by us from the Offering to acquire such shares sold pursuant to the Purchase Agreement. The rights and obligations of each party under the Purchase Agreement are non-transferrable without the consent of the non-transferring party. A copy of the Purchase Agreement is filed as Exhibit 99.1 to this report.

The foregoing descriptions of the Underwriting Agreement and the Purchase Agreement are not complete and are qualified in their entirety by reference to the full texts of the Underwriting Agreement and the Purchase Agreement, which are incorporated by reference herein.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 12, 2018, by and between Houlihan Lokey, Inc., the selling stockholders identified therein and Morgan Stanley & Co. LLC.

99.1	Forward Share Purchase Agreement, dated January 26, 2018, by and between Houlihan Lokey, Inc. and ORIX HLHZ Holding LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2018	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
		Name:	J. Lindsey Alley
		Position:	Chief Financial Officer